UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 16, 2006
EPIX PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21863	04-3030815

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, Massachusetts	02421

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (781) 372-3260
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
      This Form 8-K/A amends the Current Report on Form 8-K of EPIX Pharmaceuticals, Inc. (“EPIX”), filed with the Securities and Exchange Commission (“SEC”) on August 17, 2006 (the “Original 8-K”), as amended by the Form 8-K/A of EPIX filed with the SEC on August 18, 2006 (the “Amended 8-K”), regarding its acquisition of Predix Pharmaceuticals Holdings, Inc. (“Predix”), to include the financial statements required by Item 9.01. The information previously reported in the Original 8-K and the Amended 8-K is hereby incorporated by reference into this Form 8-K/A.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
The following audited historical financial statements of Predix are included in this report:
(i)	The audited balance sheets of Predix Pharmaceuticals Holdings, Inc. as of December 31, 2004 and December 31, 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2005.

(ii)	The unaudited balance sheet of Predix Pharmaceuticals Holdings, Inc. as of June 30, 2006, the consolidated statements of operations and cash flow for the six-month periods ended June 30, 2005 and June 30, 2006, and the statement of stockhoders’ equity for the six-month period ended June 30, 2006.
(b) Pro Forma Financial Information.
The unaudited pro forma condensed combined balance sheet as of June 30, 2006 and the unaudited pro forma condensed combined statements of operations for the six-months ended June 30, 2006 and the year ended December 31, 2005.
(d) Exhibits.

23.1	Consent of Ernst & Young LLP, Independent Auditors of Predix Pharmaceuticals, Inc.

REPORT OF INDEPENDENT AUDITORS
The Board of Directors and Shareholders of Predix Pharmaceuticals Holdings, Inc.
      We have audited the accompanying consolidated balance sheets of Predix Pharmaceuticals Holdings, Inc. as of December 31, 2004 and 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
      We conducted our audits in accordance with the auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Predix Pharmaceuticals Holdings, Inc. at December 31, 2004 and 2005, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States.
      As discussed in Note 1 to the consolidated financial statements, the Company’s recurring losses from operations and negative cash flows from operations raise substantial doubt about its ability continue as a going concern. Management’s plans as to these matters are also described in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ernst & Young LLP
Boston, Massachusetts
March 29, 2006,
except for Note 15, as to which the date is April 3, 2006

PREDIX PHARMACEUTICALS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31		June 30

	2004	2005	2006

			(Unaudited)
	(In thousands,
	except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$13,813	$5,912	$2,408
Marketable securities	—	1,501	—
Prepaid expenses and other current assets	1,037	2,016	3,704

Total current assets	14,850	9,429	6,112
Restricted cash	714	931	939
Property and equipment, net	1,075	1,399	1,346
Other assets	78	40	39

Total assets	$16,717	$11,799	$8,436

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,072	$2,477	$2,942
Accrued expenses	1,538	4,637	4,095
Current portion of deferred revenue	—	760	1,220
Current portion of capital lease obligations	223	89	52
Current portion of lease abandonment liability	219	152	209
Notes payable	—	—	9,516

Total current liabilities	3,052	8,115	18,034
Accrued rent	—	440	523
Deferred revenue, net of current portion	—	778	444
Capital lease obligations, net of current portion	127	109	90
Lease abandonment liability, net of current portion	1,068	1,109	1,002

Total liabilities	4,247	10,551	20,093

Stockholders’ equity (deficit):
Preferred stock, $0.01 par value; 238,223,800, 275,298,740 and 275,298,740 shares authorized at December 31, 2004, 2005 and March 31, 2006, respectively: 115,838,473, 273,203,492 and 273,203,492 shares issued and outstanding at December 31, 2004, 2005 and June 30, 2006, respectively	1,159	2,732	2,732
Common stock, $0.01 par value; 309,642,245, 338,085,813 and 338,085,813 shares authorized at December 31, 2004 and 2005 and June 30, 2006, respectively: 662,590, 1,044,059 and 1,097,357 shares issued and outstanding at December 31, 2004 and 2005 and June 30, 2006, respectively	7	10	11
Additional paid-in capital	98,999	122,200	121,802
Deferred compensation	—	(2,294)	—
Accumulated other comprehensive income	1	(1)	—
Accumulated deficit	(87,696)	(121,399)	(136,202)

Total stockholders’ equity (deficit)	12,470	1,248	(11,657)

Total liabilities and stockholders’ equity (deficit)	$16,717	$11,799	$8,436

See accompanying notes

PREDIX PHARMACEUTICALS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

				Six Months Ended
	Years Ended December 31			June 30

	2003	2004	2005	2005	2006

				(Unaudited)
	(In thousands, except per share amounts)
Revenues:
Product development revenue	$—	$—	$1,737	$565	$1,926
License fee revenue	1,068	13	563	222	373

Total Revenue	1,068	13	2,300	787	2,299
Costs and expenses:
Research and development	14,632	16,427	29,351	12,183	13,498
General and administrative	5,782	3,011	7,031	2,186	3,391
Restructuring	5,350	77	205	43	60

Total costs and expenses	25,764	19,515	36,587	14,412	16,949

Loss from operations	(24,696)	(19,502)	(34,287)	(13,625)	(14,650)
Other income (expense):
Investment income, net	142	147	614	326	98
Interest expense	(6)	(37)	(30)	(17)	(251)

Net loss	$(24,560)	$(19,392)	$(33,703)	$(13,316)	$(14,803)

See accompanying notes

PREDIX PHARMACEUTICALS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY (DEFICIT)

							Class A						Accumulated		Total
	Preferred Stock		Common Stock		New		Common Stock			Additional			Other		Stockholders’
					Common Stock				Deferred	Paid-in	Notes	Treasury	Comprehensive	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Compensation	Capital	Receivable	Stock	Loss	Deficit	(Deficit)

	(In thousands, except share amounts)
Balance at December 31, 2002	19,111,135	$59,167	—	$—	15,757	$—	—	$—	$—	$23,473	$(676)	$(40)	$30	$(55,814)	$26,140
Net loss														(24,560)	(24,560)
Realized gains, net													(30)		(30)
Unrealized gain on marketable securities

Total comprehensive loss															(24,590)
Repurchase of restricted stock					(3,678)	—				(12)	676				664
Cancellation of treasury stock					(771)	—				(41)		40			(1)
Cancellation of stock on acquisition	(19,111,135)	(59,167)			(11,308)	—				59,167					—
Reversal of Series D accretion										(12,070)				12,070	—
Issuance of Preferred Stock on acquisition	2,532,225	26													26
Issuance of Common Stock on acquisition					14,731	—				7,643					7,643
Issuance of Common Stock A on acquisition							7,343			2					2
Employee stock purchases							12,493			22					22

Balance at December 31, 2003	2,532,225	26	—	—	14,731	—	19,836	—	—	78,184	—	—	—	(68,304)	9,906
Net loss														(19,392)	(19,392)
Realized gains, net unrealized loss on marketable securities													1		1

Total comprehensive loss															(19,391)
Write off of receivable										3					3
Issuance of Preferred Stock	96,249,667	963								20,093					21,056
Conversion of Preferred Stock	11,999,235	119	599,447	7						(127)					(1)
Conversion of Common Stock			34,566	—	(14,731)	—	(19,836)			(1)					(1)
Exercise of stock warrants	5,057,346	51								823					874
Employee stock purchases			28,577	—						24					24

Balance at December 31, 2004	115,838,473	1,159	662,590	7	—	—	—	—	—	98,999	—	—	1	(87,696)	12,470
Net loss														(33,703)	(33,703)
Realized gains, net unrealized loss on marketable securities													(2)		(2)

Total comprehensive loss															(33,705)
Issuance of Preferred Stock	94,460,059	944								16,594					17,538
Exercise of stock warrants	62,904,960	629								3,466					4,095
Employee stock purchases			381,469	3						319					322
Issuance of stock options									(2,822)	2,822					—
Compensation expense related to stock options									528						528

Balance at December 31, 2005	273,203,492	2,732	1,044,059	10	—	—	—	—	(2,294)	122,200	—	—	(1)	(121,399)	1,248
Net loss														(14,803)	(14,803)
Realized gains, net unrealized loss on marketable securities													1		1

Total comprehensive loss															(14,802)
Compensation expense related to stock options and warrants										831					831
Issuance of stock warrants										1,019					1,019
Employee stock purchases			53,298	1						46					47
Reversal of deferred compensation									2,294	(2,294)					—

Balance at June 30, 2006 (unaudited)	273,203,492	$2,732	1,097,357	$11	—	—	—	—	—	$121,802	—	—	—	$(136,202)	$(11,657)

PREDIX PHARMACEUTICALS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

				Six Months Ended
	Years Ended December 31			June 30

	2003	2004	2005	2005	2006

				(Unaudited)
	(In thousands)
Operating activities
Net loss	$(24,560)	$(19,392)	$(33,703)	$(13,316)	$(14,803)
Adjustments to reconcile net loss to cash used in operating activities:
Write-off of property and equipment	2,169	27	—	—	—
Write-off of research and development	6,611	—	—	—	—
Depreciation and amortization	1,364	349	433	134	159
Loss on sale of property and equipment	—	1	14	15	—
Accretion of lease liability net present value	—	—	205	67	60
Write-off of stock subscription receivable	—	3	—	—	—
Non-cash stock based compensation	664	—	552	42	831
Realized gain on sale of short-term investments	(30)	(1)	—	—	—
Changes in operating assets and liabilities exclusive of impact from net asset acquisition (Note 6):
Prepaid expenses and other current assets	409	(620)	(979)	(959)	(669)
Other assets	1,123	(46)	43	(7)	2
Accounts payable, accrued expenses and deferred revenue	544	1,033	5,268	718	438
Long-term liabilities	1,202	(264)	984	1,158	(418)

Net cash used in operating activities	(10,504)	(18,910)	(27,183)	(12,148)	(14,400)
Investing activities
Net asset acquisition, net of cash acquired	(318)	—	—	—	—
Purchase of short-term investments	(3,657)	—	(3,494)	—	—
Restricted cash	(952)	238	(217)	(191)	(8)
Proceeds from sale of short-term investments	13,892	3,658	1,989	—	1,500
Purchase of property and equipment	(144)	(278)	(705)	(394)	(103)

Net cash provided by (used in) investing activities	8,821	3,618	(2,427)	(585)	1,389
Financing activities
Issuance of stock for net asset acquisition	1,058	—	—	—	—
Proceeds from issuance of common stock for option exercises	22	23	324	107	47
Proceeds from issuance of notes	—	—	—	—	9,516
Proceeds from issuance of preferred stock and exercises of warrants, net of issuance costs	—	21,929	21,608	20,996	—
Principal payments on capital leases	(140)	(188)	(223)	(114)	(56)

Net cash provided by financing activities	940	21,764	21,709	20,989	9,507

Net (decrease) increase in cash and cash equivalents	(743)	6,472	(7,901)	8,256	(3,504)
Cash and cash equivalents, beginning of period	8,084	7,341	13,813	13,813	5,912

Cash and cash equivalents, end of period	$7,341	$13,813	$5,912	$22,069	$2,408

Supplemental Cash Flow Information:
Cash paid for interest	$28	$37	$29	$17	$14

See accompanying notes

PREDIX PHARMACEUTICALS HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(including data applicable to unaudited periods)

1.	The company
      Predix Pharmaceuticals Holdings, Inc. (Predix or the Company) is a pharmaceutical company focused on the discovery and development of novel, highly selective, small-molecule drugs that target G-protein coupled receptors, or GPCRs, and ion channels. The Company’s lead clinical-stage drug candidate, PRX-00023, is in Phase III clinical trials for Generalized Anxiety Disorder. The Company has two other clinical-stage drug candidates, PRX-03140 for the treatment of Alzheimer’s disease and PRX-08066 for the treatment of Pulmonary Hypertension. PRX-03140 and PRX-08066 have completed Phase I clinical trial programs. The Company’s corporate headquarters is located in Lexington, Massachusetts.
      The Company was incorporated in Delaware on November 2, 1994 as Takhus Pharmaceuticals, Inc. and changed its name in December 1996 to Physiome Sciences, Inc. Prior to 2003, the Company was focused on the development and commercialization of software and databases used to support the discovery and development of new drugs. In late 2002, the board of directors decided to change the business focus of the Company and began actively pursuing the sale or merger of the Company to or with a company engaged in drug discovery. In August 2003, the Company acquired all of the capital stock of Predix Pharmaceuticals Ltd. (Predix Limited), an Israeli corporation, and changed its name to Predix Pharmaceuticals Holdings, Inc. Subsequent to the acquisition of Predix Pharmaceuticals Ltd., the company changed its business focus to drug discovery and development focusing on GPCRs and ion channels, using its software, together with the proprietary technology it acquired.
      The acquisition was accounted for under the purchase method of accounting. The purchase price of $7.7 million was funded with the common and preferred stock of Physiome Sciences, Inc. The purchase price was allocated to the net tangible assets acquired ($1.0 million) and $6.7 million was charged to operating expenses pursuant to Financial Accounting Interpretation No. 4 (FIN 4), Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method an interpretation of FASB Statement No. 2. The acquired entity was a development stage enterprise at the time of the acquisition, as defined in Statement of Financial Accounting Standards (SFAS) No. 7, Consolidated Financial Statements (SFAS No. 7) therefore, no goodwill was recorded.
      The future success of the Company may be dependent on its ability to obtain additional working capital to develop and market its future products and ultimately upon its ability to attain future profitable operations. There can be no assurances that the Company will be able to obtain necessary financing to successfully develop and market its future products or attain successful future operations. Further, the Company is subject to risks associated with emerging biotechnology companies. Primary among these risks is competition from other entities in the industry with competing drug discovery programs and the success of efforts to develop and market future products.

         The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As shown in the financial statements, the Company at December 31, 2005 has an accumulated deficit of $121.4 million and has incurred significant operating losses and negative cash flows from operations in each of the three years ended December 31, 2005. As a result, there exists substantial doubt about its ability to continue as a going concern through December 31, 2006. To address this matter, the Company entered into a bridge financing agreement with certain of its shareholders, in which the Company issued notes totaling $9.5 million. In addition, the Company announced the signing of a definitive merger agreement whereby EPIX Pharmaceuticals, Inc. (EPIX) will acquire Predix in a transaction valued at approximately $90 million, including the assumption of net debt at closing. The merger is subject to approval by both EPIX’s and Predix’s stockholders, regulatory approval and other closing conditions, and is expected to close by the end of August 2006 (see Note 15 and 16). Absent the pending approval of the merger, the Company will need to raise additional capital during 2006 through the sale of debt or equity securities, development of new products and services or acquisition of complementary products, businesses, or technologies in order to fund future operations until December 31, 2006.

Additional capital may not be available on terms favorable to the Company, or at all. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PREDIX PHARMACEUTICALS HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The balance sheet as of June 30, 2006, statements of operations for the six months ended June 30, 2005 and 2006, statement of stockholders’ equity for the six months ended June 30, 2006 and the statements of cash flows for the six months ended June 30, 2005 and 2006 are unaudited, but include all adjustments (consisting of normal recurring adjustments), which the Company considers necessary for a fair presentation of the financial position, results of operations and cash flows for the periods presented.

2.	Summary of significant accounting policies

Basis of presentation
      The accompanying consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiary located in Israel, Predix Limited. All significant intercompany accounts have been eliminated in consolidation. The net assets of Predix Limited were $1.8 million and $2.3 million at December 31, 2004 and 2005, respectively.

Reverse stock split
      In September 2005, the board of directors and stockholders approved a 1-for-18 reverse stock split of the outstanding shares of common stock and an adjusted conversion ratio of Series C and Series AB convertible preferred stock to reflect the 1-for-18 reverse stock split of the common stock. All common share and related per share amounts (except par value which remains $0.01) for all periods presented have been retroactively adjusted for the 1-for-18 reverse stock split.

Use of estimates
      The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash equivalents and marketable securities
      Cash equivalents consist principally of money market funds. Marketable securities consist of investments in U.S. government bonds. The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. Cash equivalents are stated at cost, which approximates fair value.
      Management determines the appropriate classification of marketable securities at the time of purchase and reevaluates such designation at each balance sheet date. Marketable securities at December 31, 2005 are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses reported in a separate component of stockholders’ equity. The cost of debt securities in this category is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization and accretion are included in investment income. Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities and other investments are included in investment income. The cost of securities sold is based on the specific identification method. Interest and dividends on securities classified as available-for-sale are included in investment income.

PREDIX PHARMACEUTICALS HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      During the years ended December 31, 2003 and 2004, there were net realized gains (losses) on marketable securities of $(30,267) and $560, respectively. There were no net realized gains (losses) on marketable securities during the year ended December 31, 2005. At December 31, 2005 and 2004, cash equivalents were held in money market accounts with commercial banks. There are no available for sale marketable securities that have been in an unrealized loss position for more than a year.

Concentrations of credit risk
      SFAS No. 105, Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentration of Credit Risk (SFAS 105), requires disclosure of any significant off-balance-sheet risk or credit risk concentration.
      The Company has no significant off-balance-sheet risk.
      Financial instruments that potentially subject the Company to concentration of credit risk principally consist of cash and cash equivalents and marketable securities. Cash and cash equivalents are placed with highly rated financial institutions. The Company places the marketable securities with highly rated financial institutions and has not experienced significant losses in such accounts. The Company does not believe it is exposed to any significant credit risk on these funds.

Segment Information
      SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information (SFAS No. 131), establishes standards for the way that public business enterprises report information about operating segments in their financial statements. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers.
      Operating segments are determined based on the way management organizes its business for making operating decisions and assessing performance.
      In determining the operating segments, the Company considered its wholly-owned subsidiary, Predix Limited, as well as the former business practice of licensing software. Predix Limited is primarily an offsite chemistry facility. The financial results of Predix Limited are not used to make operating decisions nor to assess Company performance. The Company no longer licenses software but uses the software formerly licensed together with its proprietary technology in its drug discovery efforts.
      The Company makes operating decisions based upon performance of the Company as a whole and utilizes the consolidated financial statements for decision making. The Company operates in one business segment, which focuses on drug discovery and development.

Property and Equipment
      Property and equipment are stated at cost. Depreciation is recorded using the straight-line method over the estimated useful lives of the respective assets. Upon sale or retirement, the cost, if any, and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in current operations. Repairs and maintenance charges that do not increase the useful life of the assets are charged to operations as incurred. Property and equipment are depreciated on a straight-line basis over the following periods:

Laboratory equipment	5 years
Computer equipment and software	3 years
Leasehold improvements	Shorter of life of lease or useful life of asset
Furniture and fixtures	7 years

PREDIX PHARMACEUTICALS HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Impairment of Long-Lived Assets
      Consistent with SFAS No. 144, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of (SFAS No. 144), when impairment indicators exist, the Company evaluates its long-lived assets for potential impairment. Potential impairment is assessed when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recovered. Recoverability of these assets is assessed based on undiscounted expected future cash flows from the assets, considering a number of factors, including past operating results, budgets and economic projections, market trends, and product development cycles. An impairment in the carrying value of each asset is assessed when the undiscounted expected future cash flows derived from the asset are less than its carrying value.

Revenue Recognition
      During 2003, the Company generated revenue from licensing software and databases used to support the discovery and development of new drugs. The Company recognizes revenue on the licensing of its software products and sales of related services in accordance with the American Institute of Certified Public Accountants Statement of Position (SOP) No. 97-2, Software Revenue Recognition (SOP 97-2), as amended by SOP No. 98-9, Software Revenue Recognition, with Respect to Certain Arrangements (SOP 98-9). Revenue from these arrangements are recognized ratably over the term of the contract.
      The Company recognizes revenue relating to collaborations in accordance with the Securities and Exchange Commission’s Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition in Financial Statements (SAB 104) and Emerging Issues Task Force 00-21, Accounting for Revenue Arrangements with Multiple Deliverables (EITF 00-21). Revenue under collaborations may include the receipt of non-refundable license fees, milestones payments, royalties and research and development payments.
      The Company recognizes nonrefundable upfront license fees and guaranteed, time-based payments that require continuing involvement in the form of research and development as revenue:

•	Ratably over the development period; or

•	Based upon the level of research services performed during the period of the research contract.
      When the period of deferral cannot be specifically identified from the contract, management estimates the period based upon other critical factors contained within the contract. The Company continually reviews such estimates which could result in a change in the deferral period and might impact the timing and amount of revenue recognized.
      Milestone payments are recognized as revenue when the performance obligations, as defined in the contract, are achieved. Performance obligations typically consist of significant milestones in the development life cycle of the related technology, such as initiation of clinical trials, filing of approval with regulatory agencies and approvals by regulatory agencies.
      Royalties are recognized as revenue when earned.
      Reimbursements of research and development costs are recognized as revenue as the related costs are incurred.

Research and Development
      The Company accounts for research and development costs in accordance with SFAS No. 2, Accounting for Research and Development Costs, which requires that expenditures be expensed to operations as incurred. Research and development expenses comprise costs incurred in

PREDIX PHARMACEUTICALS HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
performing research and development activities, including salaries and benefits, facilities costs, overhead costs, clinical trial costs, contract services, and other outside costs.

Income taxes
      Pursuant to SFAS No. 109, Accounting for Income Taxes, the liability method is used to account for income taxes. Deferred tax assets and liabilities are determined based on differences between financial reporting and income tax basis of assets and liabilities, as well as net operating loss carryforwards, and are measured using the enacted tax rates and laws that will be in effect when the differences reverse. Deferred tax assets are reduced by a valuation allowance to reflect the uncertainty associated with their ultimate realization.

Foreign currency
      The financial statements of the Company’s Israeli subsidiary, Predix Limited, are measured using the U.S. dollar as the functional currency. Accordingly, monetary accounts maintained in New Israeli Shekels are re-measured to U.S. dollars using the foreign exchange rate at the balance sheet date. Operational accounts and non-monetary balance sheet accounts are measured and recorded at the exchange rate in effect at the date of the transaction. Adjustments resulting from the re-measurement process are made to income. For the years ended December 31, 2003, 2004 and 2005, the re-measurement process resulted in transaction gains of approximately, $16,000, $3,000 and $11,000, respectively.

Comprehensive Loss
      Comprehensive loss comprises net loss and unrealized gains and losses on available for sale securities. Comprehensive loss is reflected in the consolidated statements of stockholders’ equity.

Stock-Based Compensation
      As discussed more fully in Note 10, the Company adopted SFAS No. 123R (revised 2004), Share-Based Payment (SFAS No. 123R), effective January 1, 2006. SFAS No. 123R requires the recognition of the fair value of stock-based compensation in its statements of operations. Stock-based compensation relates exclusively to stock options as the Company has not issued any other type of equity awards.
      Prior to January 1, 2006, the Company followed Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and related interpretations, in accounting for its stock-based compensation plans. Under APB 25, when the exercise price of the employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense was recognized. The Company elected the modified prospective transition method for adopting SFAS No. 123R. Under this method, the provisions of SFAS No. 123R apply to all awards granted or modified after the date of adoption. In addition, the unrecognized expense of awards not yet vested at the date of adoption, determined under the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation (SFAS No. 123), shall be recognized in statements of operations in the periods after the date of adoption. The Company amortizes stock-based compensation expense on a straight-line basis over the requisite service period for each separately vesting portion of the award as if the award was, in-substance, multiple awards.

PREDIX PHARMACEUTICALS HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      As a result of the adoption of SFAS No. 123R, stock compensation expense in the amount of $0.8 million was recognized for the six months ended June 30, 2006.
      SFAS No. 123R requires the presentation of pro forma information for periods prior to adoption as if the Company had accounted for all stock-based employee compensation under the fair value method of that statement. For purposes of this pro forma disclosure, the estimated fair value of the stock options at the date of the grant is amortized to expense on an accelerated basis over the requisite service period, which generally equals the vesting period and the Company accounted for forfeitures as they occurred.
      The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation prior to January 1, 2006 (in thousands, except per share amounts):

				Six
				Months
				Ended
	Year Ended December 31			June 30
	2003	2004	2005	2005

				(unaudited)
Net loss	$(24,560)	$(19,392)	$(33,703)	$(13,316)
Add: stock-based employee compensation as reported in the statement of operations	664	—	527	42
Deduct: total stock-based employee compensation expense determined under fair value based method for all awards	(82)	(427)	(1,331)	(144)

Pro forma net loss	$(23,978)	$(19,819)	$(34,507)	$(13,418)

      The weighted-average per share fair value of options granted during the years ended December 31, 2003, 2004, and 2005 was $1.26, $0.54, and $2.70, respectively. The weighted-average per share fair value of options granted during the six months ended June 30, 2005 and 2006 was $2.28 and $3.71, respectively.
      In connection with the adoption of SFAS No. 123R, the Company reassessed the valuation methodology for stock options and the related input assumptions. The assessment of the valuation methodology resulted in the continued use of the Black-Scholes model. As the Company is privately held, it does not have history as a publicly traded company to evaluate its volatility factor, expected term and forfeiture rates. As such, the Company analyzed the volatilities, expected term and forfeiture rates of seven peer companies and a biotechnology stock index to support the assumptions it used in its calculation for the six months ended June 30, 2006. The Company averaged the volatilities, expected term and forfeiture rates of the seven peer companies with in-the-money options, sufficient trading history and similar vesting terms to generate the assumptions detailed below. In determining the risk free interest rates the Company uses the United States Treasury yield curve in effect for the periods corresponding with the expected life of the stock option.

PREDIX PHARMACEUTICALS HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The following table summarizes the weighted-average assumptions the Company used in its fair value calculation at the date of grant:

	2003	2004	2005

Expected life (years)	5.58	3.84	4.44
Interest rate	3.6%	3.2%	3.9%
Volatility	80%	80%	80%

	June 30

	2005	2006

Expected life (years)	4.49	4.50
Risk-free interest rate	3.65%	4.95%
Volatility	80%	67%
      The Company has never declared cash dividends on any of its capital stock and does not expect do so in the foreseeable future.
      SFAS No. 123R requires the application of an estimated forfeiture rate to current period expense to recognize compensation expense only for those awards expected to vest. The Company will adjust its estimate of forfeitures if actual forfeitures differ, or are expected to differ from such estimates. Subsequent changes in estimated forfeitures will be recognized through a cumulative catch-up adjustment in the period of change and will also impact the amount of stock-based compensation expense in future periods. The Company estimates that 6.3% of options granted will be forfeited.

3.	Restricted cash
      At December 31, 2004 and 2005, the Company held $0.7 million and $0.9 million in restricted cash, respectively. The balances comprise amounts held in deposit with certain banks to collateralize standby letters of credit in the name of the landlord in accordance with the facility lease agreement.

4.	Property and equipment
      Property and equipment consists of the following (in thousands):

	December 31
	2004	2005

Laboratory equipment	$780	$854
Computer equipment and software	926	1,307
Leasehold improvements	164	159
Furniture and fixtures	248	452

	2,118	2,772
Less accumulated depreciation and amortization	(1,043)	(1,373)

	$1,075	$1,399

      Depreciation expense for the years ended December 31, 2003, 2004 and 2005 was $1.4 million, $0.3 million and $0.4 million, respectively.

\

PREDIX PHARMACEUTICALS HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.	Accrued expenses
      Accrued expenses consist of the following (in thousands):

	December 31		June 30

	2004	2005	2006

			(unaudited)
Payroll and benefits	$112	$200	$163
Vacation	195	219	320
Other	318	474	558
Clinical trial costs	913	3,744	3,054

	$1,538	$4,637	$4,095

6.	Net asset acquisition
      Effective August 8, 2003, the Company acquired the entire outstanding shares of common stock and preferred stock of Predix Pharmaceuticals Ltd. in exchange for 3,400 shares of common stock, valued at $18.00 per share, 7,341 shares of newly created Class A common stock, valued at $18.00 per share and 759,682 shares of preferred stock, valued at $10.00 per share, pursuant to a Stock Purchase Agreement, dated July 1, 2003, by and among the Company, Predix Pharmaceuticals Ltd., an unrelated corporation formed under the laws of Israel, Predix Pharmaceuticals, Inc., a Delaware corporation and a wholly owned subsidiary of Predix Limited. (Predix Inc., and together with Predix Limited, Predix) and certain individuals and entities.
      The purchase price of $7.7 million was funded with the common and preferred stock of the Company. The acquisition of Predix Limited. was accounted for using the purchase method of accounting and the operations of Predix are included in the Consolidated Statements of Operations from the date of acquisition. The purchase price was allocated to the net tangible assets acquired (primarily current assets of $1.0 million, property and equipment of $0.8 million, deposits of $0.1 million, and current liabilities of $0.9 million) and $6.7 million was charged to operating expenses pursuant to FIN 4. As Predix Limited was a development stage enterprise at the time of the acquisition, as defined in SFAS No. 7, no goodwill was recorded.
      The Company did not obtain a formal valuation of the in-process technology at the time of the acquisition.

7.	Restructuring
      Pursuant to the SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, the Company recorded restructuring charges in 2003 of approximately $5.4 million, which included $1.5 million for the future lease rental (net of sublease income) related to its Princeton, NJ office, $2.1 million of excess property and equipment written off, and $1.8 million related to severance for 57 employees, which was paid out during 2003. At December 31, 2005, 2004 and 2003 restructuring liabilities were $1.3 million, $1.3 million and $1.5 million, respectively, for the future lease rental (net of sublease

PREDIX PHARMACEUTICALS HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
income) related to its Princeton, New Jersey office. The following table displays the restructuring activity and liability balances (in thousands):

								Unaudited

	Balance at			Balance at			Balance at			Balance at
	December 31	2004		December 31	2005		December 31	2006		June 30
	2003	Payments	Other	2004	Payments	Other	2005	Payments	Other	2006

Princeton, NJ Lease	$1,503	$(294)	$78	$1,287	$(268)	$242	$1,261	$(110)	$60	$1,211

Total	$1,503	$(294)	$78	$1,287	$(268)	$242	$1,261	$(110)	$60	$1,211

8.	Commitments

Lease agreements
      The Company leases its facilities in Lexington, MA and Princeton, NJ, and facilities and vehicles in Ramat Gan, Israel under agreements, which are accounted for as operating leases. The facility leases generally provide for a base rent plus real estate taxes and certain operating expenses related to the leases. Rent expense amounted to approximately $1.4 million, $0.4 million and $0.6 million for the years ended December 31, 2003, 2004 and 2005, respectively. Rent expense amounted to approximately $0.4 million for the six months ended June 30, 2006. Certain of the Company’s leases contain renewal options and escalating payments over the life of the lease. As discussed in Note 7, the Company has vacated its Princeton, NJ office.
      The Company leases certain equipment under capital lease agreements. The Company has assets under capital lease obligations amounting to $0.4 million, $0.5 million and $0.5 million as of December 31, 2004 and 2005 and June 30, 2006, respectively. Amortization of such equipment is included in depreciation expense. The equipment leases bear interest at a rate of 9.7% per year.
      At December 31, 2005, future minimum commitments under all noncancelable capital and operating leases with initial or remaining terms of more than one year are as follows (in thousands):

	Capital	Operating
	Leases	Leases

2006	$105	$1,398
2007	51	1,497
2008	38	1,602
2009	32	1,602
2010	7	1,627
Thereafter	—	1,707

Total minimum lease payments	233	9,433
Less aggregate future sublease income	—	(3,068)

	233	$6,365

Less amount representing interest	(35)

Present value of minimum lease payments	198
Less current portion of capital lease obligation	(89)

Capital lease obligations, net of current portion	$109

PREDIX PHARMACEUTICALS HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The operating lease payments in the above table include $4.7 million for the Company’s abandoned facility in Princeton, NJ. These amounts have been accrued at December 31, 2004 and 2005 (and exclude sublease income of $3.1 million) as lease abandonment liability. Also included in the operating lease payments in the above table is $4.7 million of future rental payments relating to a facilities lease the Company entered into during 2004 for its primary office space in Lexington, Massachusetts. This facilities lease commenced in 2005 and has a term of seven years. The Lexington lease is renewable for two additional periods of three years each at the Company’s option.
      For its facilities in Ramat Gan, Israel, the Company has provided guaranties for the fulfillment of its lease commitments totaling $0.04 million.

9.	Notes payable
      On March 31, 2006, the Company entered into a bridge financing agreement with certain of its shareholders. Under the terms of this financing, the Company issued notes totaling $9.5 million. The notes bear interest at 10% and are payable in one year. In connection with these notes, the Company issued 201,709 warrants to the note holders on a pro rata basis. Upon the closing of the EPIX merger, the warrants converted to 250,000 EPIX common shares on a pro rata basis and the principal and accrued interest become payable one month from the closing date. As of June 30, 2006, the Company issued $9.5 million of the notes and 201,709 of the warrants.
      The fair value of the 201,709 warrants is approximately $1.0 million and will be amortized to interest expense over the one year term of the notes.

10.	Discovery alliance
      In March 2005, the Company and Cystic Fibrosis Foundation Therapeutics Incorporated (CFFT), the drug discovery and development affiliate of the Cystic Fibrosis Foundation, entered into a three year research, development and commercialization agreement. Under this agreement, the Company received an upfront payment of $2.0 million and can receive cost reimbursements and milestone payments. The agreement covers two research programs and has a term of three years. CFFT may terminate either or both programs without cause upon 120 days notice.
      The Company is recognizing the $2.0 million upfront payment as revenue ratably over the three-year term. The reimbursements of research and development costs are being recognized as revenue as the related costs are incurred. As the Company is the party responsible for providing the research services, the Company is recognizing the reimbursements of the costs associated with its research efforts as revenue, not as a net research expense. The Company will recognize any milestone payments as revenue when the related performance obligation, as defined in the agreement, is achieved.
      During 2005, the Company has recognized $2,293,000 in revenue from this collaboration, $556,000 relating to the $2.0 million upfront payment and $1,737,000 from reimbursed research services and costs.

PREDIX PHARMACEUTICALS HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Stockholders equity
      Effective August 8, 2003, the Company amended and restated its certificate of incorporation to amend, among other things, the following to: (i) change its name to Predix Pharmaceuticals Holdings, Inc.; (ii) provide for a one-for-17.971067 reverse stock split of the Company’s Existing Common Stock; (iii) create a new class of Class A Common Stock; (iv) reclassify and convert the outstanding shares of the Company’s Series A convertible preferred stock, Series B convertible preferred stock and Series C convertible preferred stock into shares of a newly created class of Series A convertible preferred stock and delete all references to such prior preferred classes; (v) reclassify and convert the outstanding shares of the Company’s Series D convertible preferred stock into shares of a newly created class of Series B convertible preferred stock and delete all references to such prior preferred class; and (iv) designate the newly created Series A convertible preferred stock and Series B convertible preferred stock. All shares and per share data for all periods presented in these financial statements have been adjusted to reflect the reverse stock split.
      There was no beneficial conversion feature in any of the following transactions as the value of the preferred stock on an as-converted basis was greater than the estimated fair value of the underlying common stock into which it was convertible.
      On August 8, 2003, in connection with the recapitalization of the Company’s capital stock mentioned above, the Company issued the following securities:

•	An aggregate of 480,552 shares of a newly created Series A convertible preferred stock and an aggregate of 1,291,991 shares of a newly created Series B convertible preferred stock to its existing stockholders in exchange for an aggregate of 2,187,250 shares of its then outstanding Series A convertible preferred stock, an aggregate of 6,060,606 shares of its then outstanding Series B convertible preferred stock, an aggregate of 2,568,371 shares of its then outstanding Series C convertible preferred stock and an aggregate of 10,438,413 shares of its then outstanding Series D convertible preferred stock. Each share of newly created Series A convertible preferred stock and newly created Series B convertible preferred stock was convertible into 0.5556 shares of common stock.

•	Warrants to all of the Company’s stockholders that entitled the holder to purchase its pro rata share of an aggregate of 1,000,000 shares of its newly created Series B convertible preferred stock.
      Effective August 9, 2004, the Company amended and restated its certificate of incorporation to amend, among other things, the following to: (i) reclassify and convert each outstanding share of the Company’s New Common Stock and the Company’s Class A Common Stock into one fully paid and nonassessable share of the Company’s common stock, par value $0.01; (ii) increase the Company’s authorized capital stock from 47,600,000 to 547,866,045, of which 309,642,245 shall be common stock, and 238,223,800 shall be preferred stock, par value $0.01 per share; (iii) create and designate 76,800,000 shares of Series AB convertible preferred stock, par value $0.01 per share; and (iv) create and designate 158,823,800 shares of Series C convertible preferred stock, par value $0.01 per share.
      On August 9, 2004, in connection with an equity financing and the recapitalization of the Company’s capital stock, it issued the following securities:

•	An aggregate of 66,753,820 shares of its Series C convertible preferred stock to existing investors at a purchase price of $0.22037 per share for an aggregate purchase price of $14,710,539. Shares of Series C convertible preferred stock are convertible on a 1-for-18 basis into shares of the Company’s common stock.

PREDIX PHARMACEUTICALS HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

•	An aggregate of 14,531,460 shares of its Series AB convertible preferred stock and warrants to purchase an aggregate of 62,240,212 shares of its Series AB convertible preferred stock to existing stockholders in exchange for an aggregate of 732,347 shares of its newly created Series A convertible preferred stock and an aggregate of 720,799 shares of its newly created Series B convertible preferred stock. Each share of Series AB convertible preferred stock in convertible into one share of the Company’s common stock.

•	An aggregate of 599,488 shares of common stock to existing stockholders in exchange for an aggregate of 335,623 shares of its newly created Series A convertible preferred stock and an aggregate of 743,456 shares of is newly created Series B convertible preferred stock; and

•	An aggregate of 20,638 shares of common stock to existing stockholders in exchange for an aggregate of 20,638 shares of the Company’s Class A Common Stock.
      Between September 9, 2004 and January 21, 2005, the Company issued an aggregate of 115,740,536 shares of its Series C convertible preferred stock to investors at a purchase price of $0.22037 per share for an aggregate purchase price of $25,505,742.
      On September 21, 2004, the Company issued 1,146,892 shares of its Series AB convertible preferred stock upon the exercise of a warrant to an existing stockholder for an aggregate purchase price of $11,469.
      In January 2005, the Company completed a private equity funding round raising total net proceeds of $43.0 million and issuing 196,431,820 shares of Series C Convertible Preferred Stock, which includes net proceeds of $21.9 million and 100,160,121 shares sold in 2004.
      On January 17, 2005, the Company issued an aggregate of 12,125,825 shares of its Series C convertible preferred stock upon the exercise of warrants to existing stockholder investors for an aggregate purchase price of $2,672,168.
      Effective January 21, 2005, the Company amended and restated its certificate of incorporation to amend, among other things, the following to: (i) increase the Company’s authorized capital stock from 547,866,045 to 599,998,740, of which 324,700,000 shall be Common Stock and 275,298,740 shall be Preferred Stock, par value $0.01 per share; (ii) designate 76,771,672 shares of Series AB Convertible Preferred Stock, par value $0.01 per share; (iii) designate 198,527,068 shares of Series C Convertible Preferred Stock, par value $0.01 per share.
      On March 7, 2005, the Company issued an aggregate of 1,811,640 shares of its Series C convertible preferred stock upon the exercise of warrants to existing stockholder investors for an aggregate purchase price of $399,231.
      Effective April 26, 2005, the Company amended and restated its certificate of incorporation to amend, among other things, the following to: (i) increase the Company’s authorized capital stock from 599,998,740 to 613,384,553, of which 338,085,813 shall be Common Stock and 275,298,740 shall be Preferred Stock, par value $0.01 per share; (ii) designate 76,771,672 shares of Series AB Convertible Preferred Stock, par value $0.01 per share; and (iii) designate 198,527,068 shares of Series C Convertible Preferred Stock, par value $0.01 per share.
      Between August 18, 2005 and October 21, 2005, the Company issued an aggregate of 61,093,320 shares of its Series AB convertible preferred stock upon the exercise of warrants to existing stockholder investors for an aggregate purchase price of $610,933.

PREDIX PHARMACEUTICALS HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      In September 2005, the board of directors and stockholders approved a 1-for-18 reverse stock split of the outstanding shares of common stock and an adjusted conversion ratio of Series C and Series AB convertible preferred stock to reflect the 1-for-18 reverse stock split of the common stock.
Convertible Preferred Stock
      Authorized and outstanding convertible preferred stock and its principal terms are as follows at December 31, 2005:

	Shares

		Issued and
Series	Authorized	Outstanding

AB	76,771,672	76,771,672
C	198,527,068	196,431,820

	275,298,740	273,203,492

      The holders of the Convertible Preferred Stock (AB and C) (collectively, “the Preferred Stock”) have the following rights:
Dividends
      The holders of the Preferred Stock are entitled to receive non-cumulative dividends when and if declared by the board of directors. The holders of the Series C preferred stock are entitled to receive, when declared by the board of directors, non-cumulative dividends at the annual rate of 8% of the Series C purchase price. These dividends to holders of the Series C preferred stock, if declared, are in preference and priority to any declaration or payment of any dividend on the Series AB preferred stock and common stock of the Company. As of December 31, 2005, no dividends have been declared.
Liquidation
      In the event of any liquidation, the holders of the Series C preferred stock have a liquidation preference over holders of Series AB preferred stock and Common Stock, which is an amount per share plus any declared but unpaid dividends. In the event of any liquidation, dissolution, or winding up of the Company (excluding a consolidation, merger or reorganization of the corporation), following payment of the Series C preferred stock preference, the holders of the Series AB preferred stock have a liquidation preference over holders of Common Stock. After payment of the Series C preference and Series AB preference, the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed pro rata among all holders of the Series C preferred stock, the Series AB preferred stock and Common Stock (treating all holders of Preferred Stock as holders of Common Stock on an if-converted to Common Stock basis).
Conversion
      Each share of the Preferred Stock is convertible at the holder’s option into the number of common shares as determined by the applicable conversion rate. The initial conversion rate for each share of Series C and Series AB preferred stock has been set at one share of Common Stock for each share of Series C and Series AB preferred stock, respectively, subject to any stock dividend, stock split, combination, reorganization, or other recapitalization. Upon the 1-for-18 revenue stock split in September 2005, the conversion rate for each share of Series C and Series AB preferred stock has been set at one

PREDIX PHARMACEUTICALS HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
share of Common Stock for eighteen shares of Series C and Series AB preferred stock, respectively. Each share of Preferred Stock will be automatically converted into common stock based at the then applicable conversion rate, upon (a) closing of an underwritten initial public offering of the common stock pursuant to an effective registration, in which the aggregate gross proceeds to the Company are at least $40.0 million (prior to the deduction of underwriters’ commissions, discounts, and expenses) and at a pre-money valuation of the Company of no less than $135.0 million or (b) a date agreed to in writing by the holders of at least 60% of the voting power of the then outstanding shares of Preferred Stock and the holders of at least 66 2/3 % of the voting power of the then outstanding shares of Series C preferred stock. The holders of the Preferred Stock are entitled to the number of votes equal to the number of shares of common stock into which their preferred stock is convertible.
Voting
      The holders of the Preferred Stock are entitled to the number of votes equal to the number of common shares into which they are convertible.
Common stock
      During the year 2000, an officer of the Company, purchased 69,722 and 8,343 shares of the Company’s restricted common stock at $8.82 and $11.70 per share, respectively, the then-current fair value per share. The officer paid for the 69,722 shares by paying $0.01 million in cash and issuing a $0.6 million promissory note that bears interest at 6.4% per annum. The officer paid for 8,343 shares by paying $0.02 million in cash and issuing a $0.07 million promissory note that bears interest at 6.33% per annum. The officer had the right to repay the notes by returning shares of the restricted common stock to the Company. For purposes of repayment of the $0.6 million promissory note, each share returned was to be valued at the greater of $6.62 or the then-current fair market value. For purposes of repayment of the $0.07 million promissory note, each share returned was to be valued at the greater of $8.78 or the then-current fair market value. The Company had the right to repurchase a certain number of these shares at the respective prices paid by the officer. This right lapsed ratable over a 34-month period beginning January 2000. As a result of the terms of the promissory notes issued in connection with these transactions, the Company accounted for these arrangements as variable awards under EITF Issue No. 95-16, Accounting for Stock Compensation Arrangements With Employer Loan Features Under APB Opinion No. 25 (EITF 95-16). The Company recorded noncash compensation expense of $0.1 million during 2000 based on the fair value of the common stock of $11.70 as of December 31, 2000. This expense was reduced by $1,829 during 2001 and by $0.1 million during 2002 based on the fair value of the common stock of $11.70 and $0.80 as of December 31, 2001 and 2002, respectively. In October 2002, the officer requested that the Company repurchase 66,210 of his shares as payment of the two outstanding promissory notes. The board of directors of the Company approved the transaction in 2003. The Company purchased the shares from the officer and canceled them in 2003. The Company recorded noncash compensation expense of $0.7 million during 2003 with respect to the transaction.
2003 Stock Plan
      The Company has a 2003 Stock Incentive Plan (the 2003 Plan), which provides for the granting of stock awards. Stock options may be granted under the 2003 Plan either as options intended to qualify as incentive stock options (ISOs) under the Internal Revenue Code or as nonqualified stock options (NQs). Also, the Company may grant rights to acquire restricted stock and other stock awards based upon the common stock having such terms and conditions as the Board may determine. Under the 2003 Plan, stock awards may be granted to employees (including officers and directors who are employees) and to

PREDIX PHARMACEUTICALS HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
consultants of the Company (NQs, restricted stock, and other stock awards only). The options may be granted at a price not less than par value of the common stock on the date of grant. The board of directors determines the vesting schedule of the awards. At December 31, 2005, the Company had a total of 120,356 shares of Common Stock available for grant under the 2003 Plan.
      As discussed in Note 2, the Company adopted SFAS No. 123R, effective January 1, 2006. SFAS No. 123R requires the recognition of the fair value of stock-based compensation in its statements of operations. Stock-based compensation relates to stock options and warrants. Stock options are granted to employees at exercise prices equal to the fair market value of the Company’s stock at the dates of grant. Generally, options have a contractual term of ten years and vest monthly over a four-year period from grant date, although certain options have been, and may in the future, be granted with shorter vesting. Options granted to consultants and other nonemployees generally vest over the period of service to the Company. The Company recognizes stock-based compensation expense equal to the fair value of stock options on a straight-line basis over the requisite service period for each separately vesting portion of the award as if the award was, in-substance, multiple awards.
      As a result of the adoption of SFAS No. 123R, stock compensation expense in the amount of $0.8 million was recognized for the six months ended June 30, 2006.
      In connection with the adoption of SFAS No. 123R, the Company reassessed the valuation methodology for stock options and the related input assumptions. The assessment of the valuation methodology resulted in the continued use of the Black-Scholes model. As the Company is privately held, it does not have history as a publicly traded company to evaluate its volatility factor, expected term and forfeiture rates. As such, the Company analyzed the volatilities, expected term and forfeiture rates of seven peer companies and a biotechnology stock index to support the assumptions it used in its calculation for the six months ended June 30, 2006. The Company averaged the volatilities, expected term and forfeiture rates of the seven peer companies with in-the-money options, sufficient trading history and similar vesting terms to generate the assumptions detailed below. In determining the risk free interest rates the Company uses the United States Treasury yield curve in effect for the periods corresponding with the expected life of the stock option. The following table summarizes the weighted-average assumptions the Company used in its fair value calculation at the date of grant:

	Stock Options

	June 30, 2005	June 30, 2006

Expected life (years)	4.49	4.5
Risk-free interest rate	3.65%	4.95%
Volatility	80%	67%
      The Company has never declared cash dividends on any of its capital stock and does not expect do so in the foreseeable future.
      SFAS No. 123R requires the application of an estimated forfeiture rate to current period expense to recognize compensation expense only for those awards expected to vest. The Company estimates forfeitures based upon historical data, adjusted for known trends, and will adjust its estimate of forfeitures if actual forfeitures differ, or are expected to differ from such estimates. Subsequent changes in estimated forfeitures will be recognized through a cumulative catch-up adjustment in the period of change and will also impact the amount of stock-based compensation expense in future periods. The Company estimates that 6.3% of options granted will be forfeited.

PREDIX PHARMACEUTICALS HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The following table presents the combined option activity of the Company’s stock plans for the six months ended June 30, 2006 (unaudited):

	Shares of
	Common
	Stock	Weighted-Average	Weighted-Average
	Attributable to	Exercise Price of	Remaining	Aggregate
	Options	Options	Contractual Term	Intrinsic Value

			(In years)	(In thousands)
Outstanding at January 1, 2006	2,240,011	$1.06	8.9	$5,216
Granted	193,910	2.99
Exercised	(53,298)	0.94
Forfeited or expired	(91,558)	1.48

Outstanding at June 30, 2006	2,289,065	1.21	8.53	9,588
Vested or expected to vest at June 30, 2006	1,122,067	1.02	8.28	4,911

Exercisable at June 30, 2006	1,122,067	1.02	8.28	4,911

      The weighted-average grant-date fair value of options granted during the three months ended June 30, 2005 and 2006 was $2.28 and $3.71, respectively. The intrinsic value of options exercised during the six months ended June 30, 2005 and 2006 amounted to approximately $15,742 and $116,424, respectively. As of June 30, 2006, the total remaining unrecognized compensation cost related to nonvested stock option awards amounted to approximately $1.9 million, including estimated forfeitures, which will be amortized over the weighted-average remaining requisite service period.
      A summary of stock option activity related to employee stock options for the period from January 1, 2003 through December 31, 2005 is as follows:

	2003		2004		2005

		Weighted-		Weighted-		Weighted-
		Average		Average		Average
		Exercise		Exercise		Exercise
	Shares	Price	Shares	Price	Shares	Price

Outstanding at January 1	101,619	$9.36	160,994	$1.80	1,407,396	$0.96
Granted	181,267	1.80	1,278,025	0.85	1,256,346	1.11
Exercised	(12,492)	1.80	(28,577)	0.84	(381,469)	0.85
Canceled/forfeited	(109,400)	8.82	(3,046)	1.80	(42,262)	1.02

Outstanding at December 31	160,994	1.80	1,407,396	0.96	2,240,011	1.06

Options exercisable at December 31	54,745	1.80	829,726	0.91	877,038	0.95

PREDIX PHARMACEUTICALS HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The following table summarizes information about stock options outstanding and exercisable at December 31, 2005:

	Options Outstanding			Options Exercisable

		Weighted
		Average	Weighted-		Weighted-
		Remaining	Average		Average
Range of Exercise		Contractual	Exercise		Exercise
Prices	Number	Life (Years)	Price	Number	Price

$0.81	1,644,839	8.92	$0.81	741,233	$0.81
1.44	381,680	9.41	1.44	29,203	1.44
1.80	183,659	7.55	1.80	106,602	1.80
5.40	29,833	9.76	5.40	—	5.40

	2,240,011			877,038

      In connection with the acquisition of Predix Pharmaceuticals Ltd. discussed in Note 1, the Company resolved to reprice all stock options granted to the former Physiome employees, resulting in the exercise price of options granted prior to that date being reduced to $1.80 per share from $9.36 per share.
      The repricing of the options constituted a modification of an award under the FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation: an interpretation of APB Opinion No. 25 (FIN 44), with an effective date of August 8, 2003. A calculation representing the intrinsic value of the modification in accordance with FIN 44 did not result in an expense during 2003 on the basis of management’s determination that the fair value of the common stock continued to be $1.80 per share at December 31, 2003. As of December 31, 2005, the remaining repriced options, 1,575 options, are being accounted for as variable options until such options are exercised, forfeited, or expire unexercised.
      In September 2005, the Company determined to assess retrospectively the pricing of all options granted since January 2004.
      The significant factors, assumptions, and methodologies used in determining fair value are as follows: determining the fair value of the Company’s stock requires making complex and subjective judgments. The Company used the income approach to estimate the value of the enterprise at each date on which options were granted. The income approach involves applying appropriate discount rates to estimated cash flows that are based on forecasts of revenue and costs. There is inherent uncertainty in these estimates. The assumptions underlying the estimates are consistent with the Company’s business plan. The risks associated with achieving our forecasts were assessed in selecting the appropriate discount rates. If different discount rates had been used, the valuations would have been different.
      The enterprise value was then allocated to preferred and common stock using the option-pricing method. The option-pricing method involves making estimates of the anticipated timing of a potential liquidity event such as a sale of the Company or an initial public offering, and estimates the volatility of the Company’s equity securities. The anticipated timing is based on the plans of the Company’s board and management. Estimating the volatility of the share price of a privately held company is complex because there is no readily available market for the shares. The Company estimated the volatility of its stock based on available information on volatility of stocks of publicly traded companies in the industry. Had the Company used different estimates of volatility, the allocations between preferred and common shares would have been different.

PREDIX PHARMACEUTICALS HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      As a result of this assessment, the Company determined certain options granted in 2005 were issued at exercise prices below fair value. The Company recorded approximately $2.8 million of deferred compensation in stockholder’s equity and $0.5 million in compensation expense relating to these stock options granted to employees from January 1, 2005 through December 31, 2005. The amount of deferred compensation for each option grant during the period was calculated based upon the difference between the fair value of the common stock at the date of grant and the option exercise price. The Company determined all options granted prior to January 1, 2005 were granted at fair value and no compensation expense was recorded for these option grants.
      The following options were granted at exercise prices below the deemed fair value:

		Exercise	Fair
Date	Options	Price	Value

April 2005	257,482	$0.81	$5.04
April 2005	229,146	1.44	5.04
May 2005	42,778	0.81	5.94
July-August 2005	149,096	1.44	5.94
August 2005	35,349	1.44	8.10
      Of the 1,256,346 options granted in 2005, 713,851 options were granted at exercise prices below their deemed fair value. The weighted average exercise price and fair value per share of the options was $1.18 and $5.43, respectively. The remaining 542,495 options were granted at $0.81 per share, which equals their fair value.
      Deferred compensation is equal to the difference in the exercise price and fair value, or the intrinsic value, and has been recorded for all options granted below fair value. The deferred compensation is being amortized as compensation expense over the vesting period of the stock options, which is generally four years.
      In connection with the Company’s adoption of SFAS 123R, the Company reclassified the unamortized deferred compensation to additional paid-in capital.
Stock Options to Nonemployees
      In 2004 and 2003, the Company issued 27,777 and 14,444 stock options at a price of $0.81 and $1.80 per share, respectively to non-employees in exchange for services. Vesting for these shares ranges from on the date of grant to over a period of four years. The Company has applied the recognition provisions of SFAS 123 and EITF 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Connection with Selling Goods or Services (EITF 96-18), related to these grants. As a result, variable plan accounting has been applied to these grants. The fair value of these options at December 31, 2005, December 31, 2004 and December 31, 2003 was $5.40, $0.81 and $1.80, respectively per share. The Company recorded compensation charges related to these grants of $0.02 million in 2003 on an accelerated basis consistent with FASB’s Financial Accounting Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Awards Plans. No compensation was recorded in 2004 or 2005 related to the 2003 grants as the change in the fair value was insignificant. There was also no compensation charge recorded related to the 2004 option grants in 2004 or 2005 as they were issued at a price per share above the deemed market value at December 31, 2004 and were subsequently exercised. In computing the fair value of these options, the fair value of each option grant is estimated as of the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used: a risk-free rate of return of 4% for the 2003 grants respectively and an expected option life

PREDIX PHARMACEUTICALS HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
of 10 years (the contractual life of the options), no dividends, and a stock volatility of 80% for grants in that period.
Warrants
      At December 31, 2005, the Company had outstanding exercisable warrants to purchase 13,448 shares of Common Stock with a weighted-average exercise price of $31.37 per share, which expires through 2014.
Common Stock Reserved for Future Issuance

2005

Warrants	13,448
Common stock under the 2003 Plan	2,360,367
Common stock for conversion of Series C preferred stock	10,912,838
Common stock for conversion of Series AB preferred stock	4,265,060

17,551,713

12.	Significant license agreement
      In September 2001, Predix Pharmaceuticals Ltd. signed a license agreement with a University according to which the University granted the Company a nontransferable, exclusive, worldwide license to use the technology to develop, manufacture, market and sell products, and to develop and provide services. In consideration of the exclusive license agreement, the Company paid the University a one-time license fee in the amount of $0.04 million. In further consideration for the license, the university will be entitled to royalties paid by the Company at various rates from the proceeds received by the Company from sales, provision of services, and sublicensing revenues generated from the use of the licensed technology to the Company. Through December 31, 2005, the Company has received $2 million in such revenues (in connection with the CFFT agreement, see Note 10) and accordingly has paid $100,000 to the University for such royalties.

13.	Income taxes
      As of December 31, 2005, the Company has domestic net operating loss carryforwards and research and development credit carryforwards of approximately $112.5 million and $4.3 million, respectively, available to reduce future federal and state income taxes, if any. If not utilized, these carryforwards begin to expire in 2006 and expire through 2024. Additionally, the Company has foreign net operating loss carryforwards of $1.0 million available to offset future income in foreign jurisdictions, if any. Such foreign net operating losses have no expiration date. Recent transactions in the Company’s shares could result in an ownership change, as defined in Section 382 of the Internal Revenue Code (the Code). If such a change does occur, there could be annual limitations on the amount of carryforwards, which can be realized in future periods. The Company has not yet analyzed these recent transactions in its shares to determine if any limitation under Code Section 382 applies.

PREDIX PHARMACEUTICALS HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The approximate income tax effects of each type of temporary difference and carryforward at December 31 are as follows (in thousands):

	December 31

	2004	2005

Net operating loss carryforwards	$35,019	$50,092
Research and development tax credit carry forwards	3,006	4,327
Capitalized research costs	1,969	1,356
Lease abandonment liability	518	508
Depreciation and amortization	1,988	1,928
Other temporary differences	102	119
Valuation allowance	(42,602)	(58,330)

	$—	$—

      The Company has recorded a full valuation allowance against the net deferred tax asset as of December 31, 2005 and 2004, because the future realizability of such asset is uncertain. The valuation allowance increased by $15.7 million during 2005 due primarily to a significant increase in net operating loss carryforwards and a net increase in temporary items arising from timing differences of costs for financial accounting and tax purposes.

14.	Defined contribution benefit plan
      The Company has adopted a 401(k) Plan (the 401(k) Plan) covering all qualified employees. Participants may contribute up to 25% of their annual compensation, subject to statutory limitations, and the Company may declare discretionary matching contributions to the 401(k) Plan. The Company’s matching contribution for the year ended December 31, 2003 totaled $2,000 and is fully vested. The Company did not match any contributions for the years ended December 31, 2005 and 2004.

15.	Subsequent events
     On April 3, 2006, the Company announced the signing of a definitive merger agreement whereby EPIX will acquire Predix in a transaction valued at approximately $90 million, including the assumption of net debt at closing. In addition, Predix shareholders will be paid a possible milestone payment of $35 million in cash, stock or a combination of both based on the achievement of certain clinical or strategic milestones within a specified period of time.
      On March 31, 2006, the Company entered into a bridge financing agreement with certain of its shareholders. Under the terms of this financing, the Company issued notes totaling $9.5 million. The notes bear interest at 10% and are payable in one year. In connection with these notes, the Company issued 201,709 warrants to the note holders on a pro rata basis. Upon the closing of the EPIX merger the warrants converted to 250,000 EPIX common shares on a pro rata basis and the principal and accrued interest become payable one month from the closing date. As of June 30, 2006 the Company issued $9.5 million of the notes and 201,709 of the warrants.

16.	Event (unaudited) subsequent to the date of the independent auditors report
      On August 16, 2006, Predix was acquired by EPIX pursuant to the terms of that certain Agreement and Plan of Merger, dated as of April 3, 2006, which was amended on July 10, 2006 by Amendment No. 1 thereto,(collectively, the “Merger Agreement”). In accordance with the Merger Agreement, Predix merged with and into EPIX Delaware, Inc., a wholly-owned subsidiary of EPIX, in a transaction to be accounted for as a purchase by EPIX. The transaction is expected to qualify as a reorganization within the meaning of Section 386(a) of the Internal Revenue Code.
      Under the terms of the merger agreement, each share of Predix common stock and preferred stock (on an as-converted to Predix common stock basis) outstanding at the closing of the merger was exchanged for 0.826702 shares of EPIX common stock, as adjusted to account for the 1-for-1.5 reverse stock split implemented by EPIX upon consummation of the merger, plus cash in lieu of fractional shares. In addition, options to purchase Predix capital stock that were outstanding on the closing date were assumed by EPIX and will thereafter constitute an option to acquire the number of shares of EPIX common stock determined by multiplying the number of shares of Predix capital stock subject to the option immediately prior to the merger by 0.826702 rounded down to the nearest whole share, with an exercise price equal to the exercise price of the assumed Predix option divided by 0.826702 rounded up to the nearest whole cent. Each of these options will be subject to the same terms and conditions that were in effect for the related Predix options. In addition, EPIX will make a milestone payment to Predix stockholders and option holders in the amount of $35 million. The total value of the transaction is approximately $125 million.
      Pursuant to the terms of the Merger Agreement, the non-Predix members of the EPIX Board of Directors have determined to pay $20 million of the milestone payment in cash on October 29, 2006. The remaining $15 million of the milestone payment will be paid in shares of EPIX common stock (instead of cash) on October 29, 2007, except to the extent that such shares would exceed 49.99% of the outstanding shares of EPIX common stock immediately after such milestone payment, when combined with all shares of EPIX common stock issued in the merger and issuable upon exercise of all Predix options assumed by EPIX in the merger.
      The value of the milestone payment is fixed at $35 million, while the number of shares actually issued on the subsequent payment date may be different than the number of shares that would be issued if calculated on the measurement date.

PREDIX PHARMACEUTICALS HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     In July 2006, the Company entered into an exclusive collaboration and licensing agreement with Amgen Inc. for the development of novel, orally available S1P1 modulators for the treatment of multiple autoimmune diseases. Under the terms of the agreement, the Company and Amgen will collaborate on the development of existing Predix preclinical compounds and new S1P1 modulators. Amgen will be responsible for clinical development and commercialization of the product candidates. The Company received an upfront payment of $20 million and can earn, if certain clinical, regulatory and sales milestones are achieved, up to an additional $287.5 million in milestone payments plus royalty payments on future product sales.

EPIX Pharmaceuticals, Inc.

UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements give effect to the merger of EPIX and Predix in a transaction to be accounted for as a purchase by EPIX. The unaudited pro forma condensed consolidated balance sheet combines the historical consolidated balance sheets of EPIX and Predix as of June 30, 2006, giving effect to the merger as if it occurred on June 30, 2006. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 and the six months ended June 30, 2006 give effect to the merger as if it occurred on January 1, 2005 and reflect only pro forma adjustments expected to have a continuing impact on the combined results.

The historical financial statements of EPIX have been restated to reflect the 1-for-1.5 reverse stock split approved by EPIX’s board of directors upon consummation of the merger on August 16, 2006.

These unaudited pro forma condensed consolidated financial statements are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the merger been completed on the assumed date or for the periods presented, or that may be realized in the future. To produce the unaudited pro forma financial information, EPIX preliminarily allocated the purchase price using its best estimates of fair value. The historical financial statements and notes thereto of EPIX are included in EPIX’s Annual Report on Form 10-K for the year ended December 31, 2005 and EPIX’s Quarterly Report on Form 10-Q for the six-months ended June 30, 2006. Predix’s historical financial statements are included in this Form 8-K/A.

EPIX Pharmaceuticals, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2006

	Historical		Pro Forma	Note	Pro Forma
	EPIX	Predix	Adjustments	Reference	Combined
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$66,741	$2,408	$(9,753)	(G)	$59,395
			(1)	(A)
Marketable securities	47,277	—			47,277
Prepaid expenses and other current assets	537	3,704	(1,019)	(H)	3,296
			74	(K)

Total current assets	114,555	6,112	(10,699)		109,968
Restricted cash	—	939			939
Property and equipment, net	1,919	1,346			3,265
Other assets	4,337	38	(1,608)	(B)	3,265
			498	(K)
Goodwill	—	—	10,781	(I)	10,781

Total assets	$120,811	$8,435	$(1,028)		$128,218

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$326	$2,942			$3,268
Accrued expenses	3,264	4,095	$2,026	(B)	9,148
			(237)	(G)
Contract advances	4,755	—			4,755
Current portion of deferred revenue	225	1,220	(600)	(J)	845
Current portion of capital lease obligations	—	52			52
Current portion of lease abandonment liability	—	209			209
Milestone payable	—	—	20,000	(A)	20,000
Notes payable	—	9,516	(9,516)	(G)	—

Total current liabilities	8,570	18,034	11,673		38,277
Milestone payable	—	—	15,000	(A)	15,000
Accrued rent	—	523	(523)	(J)	—
Convertible debt	100,000	—			100,000
Capital lease obligations, net of current portion	—	90			90
Lease abandonment liability, net of current portion	—	1,002			1,002
Deferred revenue, net of current portion	643	444	(364)	(J)	723

Total liabilities	109,213	20,093	25,786		155,092

Stockholders’ equity:
Preferred stock	—	2,732	(2,732)	(C)	—

Common stock	155	11	136	(A)	291
			(11)	(C)

Additional paid-in capital	198,806	121,340	80,213	(A)	284,717
			5,698	(A)
			(121,340)	(C)
Accumulated other comprehensive income	(35)	—			(35)

Accumulated deficit	(187,328)	(135,741)	135,741	(C)	(311,847)
			(1,019)	(H)
			(123,500)	(D)

Total stockholders’ equity (deficit)	11,598	(11,658)	(26,814)		(26,874)

Total liabilities and stockholders’ equity (deficit)	$120,811	$8,435	$(1,028)		$128,218

EPIX Pharmaceuticals, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Six months ended June 30, 2006

			Pro Forma	Note	Consolidated
	EPIX	Predix	Adjustments	Reference	Pro Forma
	(in thousands, except per share data)
Revenues:
Product development revenue	$1,814	$1,926			$3,740
Royalty revenue	921	—			921
License fee revenue	323	373			696

Total revenues:	3,058	2,299			5,357

Costs and expenses:
Research and development	7,233	13,262	$459	(F)	20,954
General and administrative	4,040	3,166	760	(F)	7,315
			(651)	(L)
Restructuring	351	60			411

Total costs and expenses	11,624	16,488	568		28,680

Loss from operations	(8,566)	(14,189)	(568)		(23,323)

Other income (expense):
Investment income, net	2,716	98			2,814
Interest expense	(1,745)	(251)			(1,996)

Loss before provision for income tax	(7,595)	(14,342)	(568)		(22,505)
Provision for income tax	88	—			88

Net loss	$(7,683)	$(14,342)	$(568)		$(22,593)

Amounts per common share:
Net loss per share, basic and diluted	$(0.49)				$(0.78)

Weighted average shares, basic and diluted	15,523		13,621	(E)	29,144

EPIX Pharmaceuticals, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2005

			Pro Forma	Note	Consolidated
	EPIX	Predix	Adjustments	Reference	Pro Forma
		(in thousands, except per share data)
Revenues:
Product development revenue	$4,196	$1,737			$5,933
Royalty revenue	2,333	—			2,333
License fee revenue	661	563			1,224

Total revenues:	7,190	2,300			9,490

Costs and expenses:
Research and development	20,776	29,351	$725	(F)	50,852
General and administrative	10,244	7,031	1,616	(F)	18,891
Restructuring	972	205			1,177

Total costs and expenses	31,992	36,587	2,341		70,920

Loss from operations	(24,802)	(34,287)	(2,341)		(61,430)

Other income (expense):
Investment income, net	4,146	614			4,760
Interest expense	(3,613)	(30)			(3,643)

Loss before provision for income tax	(24,269)	(33,703)	(2,341)		(60,313)
Provision for income tax	42	—			42

Net loss	$(24,311)	$(33,703)	$(2,341)		$(60,355)

Amounts per common share:
Net loss per share, basic and diluted	$(1.57)				$(2.07)

Weighted average shares, basic and diluted	15,505		13,621	(E)	29,126

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
1. Description of Transaction and Basis of Presentation

     On August 16, 2006, EPIX Pharmaceuticals, Inc. (“EPIX”) completed its acquisition of Predix Pharmaceuticals Holdings, Inc. (“Predix”) pursuant to the terms of that certain Agreement and Plan of Merger, dated as of April 3, 2006, which was amended on July 10, 2006 by Amendment No. 1 thereto, (collectively, the “Merger Agreement”). In accordance with the Merger Agreement, Predix merged with and into EPIX Delaware, Inc., a wholly-owned subsidiary of EPIX, in a transaction to be accounted for as a purchase by EPIX. The assets and liabilities of Predix will be recorded as of the acquisition date at their estimated fair values. The reported consolidated financial condition and results of operations of EPIX after completion of the merger will reflect these values, but will not be restated retroactively to reflect historical consolidated financial position or results of operations of Predix. The transaction is expected to qualify as a reorganization within the meaning of Section 386(a) of the Internal Revenue Code.
     Under the terms of the Merger Agreement, each share of Predix common stock and preferred stock (on an as-converted to Predix common stock basis) outstanding at the closing of the merger was exchanged for 0.826702 shares of EPIX common stock, as adjusted to account for the 1-for-1.5 reverse stock split implemented by EPIX upon consummation of the merger, plus cash in lieu of fractional shares. In addition, options to purchase Predix capital stock that were outstanding on the closing date were assumed by EPIX and will thereafter constitute an option to acquire the number of shares of EPIX common stock determined by multiplying the number of shares of Predix capital stock subject to the option immediately prior to the merger by 0.826702, rounded down to the nearest whole share, with an exercise price equal to the exercise price of the assumed Predix option divided by 0.826702, rounded up to the nearest whole cent. Each of these options will be subject to the same terms and conditions that were in effect for the related Predix options. In addition, EPIX will make a milestone payment to Predix stockholders and option holders in the amount of $35 million.
     Pursuant to the terms of the Merger Agreement, the non-Predix members of the EPIX Board of Directors have determined to pay $20 million of the milestone payment in cash on October 29, 2006. The remaining $15 million of the milestone payment will be paid in shares of EPIX common stock on October 29, 2007, except to the extent that such shares would exceed 49.99% of the outstanding shares of EPIX common stock immediately after such milestone payment, when combined with all shares of EPIX common stock issued in the merger and issuable upon exercise of all Predix options assumed by EPIX in the merger.
The value of the milestone payment is fixed at $35 million, while the number of shares actually issued on the subsequent payment date may be different than the number of shares that would be issued if calculated on the measurement date.

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
2. Purchase Price

     The calculation of purchase price is as follows (in thousands):

Fair value of EPIX shares issued	$80,349
Fair value of vested Predix stock options exchanged for EPIX stock options	5,698
Milestone payment	35,000
Cash paid in lieu of fractional shares	1

Subtotal	121,048
Transaction costs incurred by EPIX	3,634

Total purchase price	$124,682

     For pro forma purposes, the fair value of the EPIX common stock used in determining the purchase price was $5.97 per share, which is the implied price of EPIX common stock based on (a) the average closing price of EPIX common stock on the two full trading days immediately preceding the public announcement of the merger, the trading day the merger was announced and the two full trading days immediately following such public announcement and (b) the exchange ratio of 0.826702. The fair value of the EPIX stock options exchanged was determined by using the Black-Scholes option pricing model with the following assumptions: stock price of $5.97, which is the value ascribed to the EPIX common stock in determining the purchase price; volatility of 70%; risk-free interest rate of 4.62%; and an expected life of 4.9 years.
     For pro forma purposes, the purchase price has been allocated based on a preliminary valuation of Predix’s tangible and intangible assets and liabilities based on their estimated fair values as of June 30, 2006 (in thousands):

Net tangible assets (liabilities) acquired	$(9,599)
In-process research and development	123,500
Goodwill	10,781

Total	$124,682

     The allocation of the purchase price is preliminary. The final determination of the purchase price allocation will be based on the fair values of assets acquired, including the fair values of in-process research and development, other identifiable intangibles and the fair values of liabilities assumed as of the date that the merger is consummated.
     The purchase price allocation will remain preliminary until EPIX completes a valuation of significant identifiable intangible assets acquired (including in-process research and development) and determines the fair values of the other assets and liabilities acquired. The final determination of the purchase price allocation is expected to be completed as soon as practicable after completion of the merger. The final amounts allocated to assets and liabilities acquired could differ significantly from the amounts presented in the unaudited pro forma condensed consolidated financial statements.
     The estimated fair value attributed to in-process research and development represents an estimate of the fair value of purchased in-process technology for research projects that, as of the closing date of the merger, have reached technological feasibility and have no alternative future use. Only those research projects that had advanced to a stage of development where management believed reasonable net future cash flow forecasts could be prepared and a reasonable likelihood of technical success existed were included in the estimated fair value. Accordingly, the in-process research and development primarily represents the estimated fair value of the following drug candidates: PRX-00023, Predix’s drug candidate that, as of the date of the merger, was in Phase III clinical trials for the treatment of generalized anxiety disorder; PRX-03140, Predix’s drug candidate that has completed Phase I clinical trials for the treatment of Alzheimer’s disease as of the date of the merger; PRX-08066, Predix’s drug candidate that had entered Phase II clinical trials for the treatment of pulmonary hypertension as of the date of the merger; and PRX-07034, Predix’s drug candidate that had entered Phase I clinical trials for the treatment of obesity at the time of the merger. The estimated fair value of the in-process research and development was determined based on a discounted

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
forecast of the estimate net future cash flows for each project, adjusted for the estimated probability (for these purposes) of technical success and U.S. Food and Drug Administration or European Agency for Evaluation of Medicinal Products approval for each research project. In-process research and development will be expensed immediately following completion of the merger.
     In determining the fair value to attribute to intangible assets, EPIX considered several categories of intangible assets including contract-based and technology-based intangible assets. In accordance with paragraph 39 and Appendix A of SFAS 141, Business Combinations, identifiable intangible assets will be recognized if they arise from contractual or legal rights or if they are otherwise separable. Intangible assets that are not specifically identifiable, have indeterminate lives or are inherent in continuing business and related to the enterprise as a whole will be classified as goodwill provided it is appropriate to record goodwill relative to the valuation of the write off of in-process research and development.
     Contract-based intangible assets (licensing arrangements): Predix’s contractual relationship with Amgen and Cystic Fibrosis Foundation Therapeutics, Inc. The terms of the agreements were considered to be ostensibly fair to both parties thus having no value separable from goodwill.
     Technology-based intangible assets (technology platform, existing product candidates and patents, in-process research and development): Existing clinical compounds and related and patents were determined to be separable from goodwill and will be valued as in-process research and development. The technology platform’s value in the development of future yet to be identified compounds was not considered reliably quantifiable.
     In identifying the acquired in-process research and development, the developmental projects were evaluated in the context of interpretation 4 and paragraph 11 of SFAS No. 2, Accounting for Research and Development Costs, along with reference to the American Institute of Certified Public Accountants Guide, Assets Acquired in a Business Combination to be Used in Research and Development Activities: A Focus on Software, Electronic Devices and Pharmaceutical Industries.
     Based upon the preliminary valuation, there are no intangible assets other than in-process research and development that are separable from goodwill. The excess of the purchase price of Predix over the fair value of the net tangible and identifiable assets will be recorded as goodwill.
3. Pro Forma Adjustments

(A)	To record the value of the consideration paid for the purchase of Predix, including the value of the EPIX common stock and vested portion of stock options issued, the milestone payment due and cash paid in lieu of fractional shares.
(B)	To record the estimated EPIX transaction costs not included in the EPIX June 30, 2006 balance sheet of $2.0 million. Transaction costs incurred by Predix were expensed as incurred.
(C)	To eliminate Predix’s historical stockholders’ equity accounts.
(D)	To record the estimated fair value of in-process research and development acquired in the merger. Because this expense is directly attributable to the acquisition and will not have a continuing impact, it is not reflected in the pro forma condensed statement of operations. However, this item will be recorded as an expense immediately following the completion of the merger.
(E)	To record the issuance of EPIX shares to Predix shareholders to effect the merger.
(F)	To record compensation expense relating to the unvested Predix options exchanged for unvested EPIX options.
(G)	To record the repayment of Predix notes payable and interest accrued ($237,000 as of June 30, 2006) upon the closing of the merger.

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(H)	To record the amortization of the value of the warrants issued in connection with the Predix notes issued. Because this expense is directly attributable to the acquisition and will not have a continuing impact, it is not reflected in the pro forma condensed statement of operations.
(I)	To record the goodwill resulting from the preliminary allocation of purchase price to the identified tangible and intangible assets as of June 30, 2006.

(J)	To adjust the recorded value of deferred revenue and accrued rent to fair value as of June 30, 2006.

(K)	To record the fair value of a favorable operating lease.

(L)	To eliminate the merger-related costs incurred by Predix and recorded as general and administrative expense.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX PHARMACEUTICALS, INC.
Dated: October 27, 2006	By:	/s/ Kim C. Drapkin
		Name:	Kim C. Drapkin
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Ernst & Young LLP, Independent Auditors of Predix Pharmaceuticals, Inc.